UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	October 2, 2014

Commission File Number	Registrant, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification No.

1-3526	The Southern Company (A Delaware Corporation) 30 Ivan Allen Jr. Boulevard, N.W. Atlanta, Georgia 30308 (404) 506-5000	58-0690070

001-11229	Mississippi Power Company (A Mississippi Corporation) 2992 West Beach Gulfport, Mississippi 39501 (228) 864-1211	64-0205820

The names and addresses of the registrants have not changed since the last report.

This combined Form 8-K is furnished separately by two registrants: The Southern Company and Mississippi Power Company.  Information contained herein relating to each registrant is furnished by each registrant solely on its own behalf.  Each registrant makes no representation as to information relating to the other registrant.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

The information in Item 7.01 in this Current Report on Form 8-K, including the exhibit attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities under that Section. Furthermore, such information, including the exhibit attached hereto, shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.
Item 7.01.    Regulation FD Disclosure.
On October 2, 2014, Mississippi Power Company (“Mississippi Power”) submitted its Kemper County Integrated Coal Gasification Combined Cycle Project Monthly Status Report through August 2014 (the “August 2014 PSC Report”) to the Mississippi Public Service Commission (the “Mississippi PSC”) pursuant to Docket No. 2009-UA-14.  A copy of this report is furnished as Exhibit 99.01 to this Current Report on Form 8-K.
Item 8.01.    Other Matters.
See MANAGEMENT’S DISCUSSION AND ANALYSIS - FINANCIAL CONDITION AND LIQUIDITY - “Capital Requirements and Contractual Obligations” of The Southern Company (“Southern Company”), MANAGEMENT’S DISCUSSION AND ANALYSIS - FUTURE EARNINGS POTENTIAL - “Integrated Coal Gasification Combined Cycle” and - FINANCIAL CONDITION AND LIQUIDITY - “Capital Requirements and Contractual Obligations” of Mississippi Power, and Note 3 to the financial statements of Southern Company under “Integrated Coal Gasification Combined Cycle” and of Mississippi Power under “Integrated Coal Gasification Combined Cycle” in Item 8 of each company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 (the “Form 10-K”). See also MANAGEMENT’S DISCUSSION AND ANALYSIS - FINANCIAL CONDITION AND LIQUIDITY - “Capital Requirements and Contractual

Obligations” of Southern Company and Mississippi Power, MANAGEMENT’S DISCUSSION AND ANALYSIS - FUTURE EARNINGS POTENTIAL - “Integrated Coal Gasification Combined Cycle” of Mississippi Power, and Note (B) to the Condensed Financial Statements under “Integrated Coal Gasification Combined Cycle” in each company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2014 (the “Form 10-Q”) for additional information regarding the construction of the integrated coal gasification combined cycle project in Kemper County, Mississippi (the “Kemper IGCC”), including (1) the cost cap set by the Mississippi PSC of $2.88 billion, net of $245 million of grants awarded to the project by the U.S. Department of Energy under the Clean Coal Power Initiative Round 2 (the “DOE Grants”) and excluding the cost of the lignite mine and equipment, the cost of the carbon dioxide pipeline facilities, allowance for funds used during construction related to the Kemper IGCC, and certain general exceptions, including change of law, force majeure, and beneficial capital (which exists when Mississippi Power demonstrates that the purpose and effect of the construction cost increase is to produce efficiencies that will result in a neutral or favorable effect on customers relative to the original proposal for the Certificate of Public Convenience and Necessity) (the “Cost Cap Exceptions”) and (2) the scheduled in-service date.
Since the filing of the Form 10-Q, Mississippi Power has identified additional estimated costs subject to the cost cap in the aggregate amount of approximately $88 million, including $29 million previously reported in Mississippi Power’s July 2014 PSC Report and $59 million reported in the August 2014 PSC Report.  The cost increases reported in the August 2014 PSC Report are due primarily to construction, start-up and operational readiness activities, including additional related contingency, as well as additional property taxes and insurance.

Management of Mississippi Power is reviewing the project schedule for the Kemper IGCC as a result of matters related to start-up activities and operational readiness, including specialized operator training, and currently expects that the Kemper IGCC will be placed in service later during 2015 than the previously scheduled in-service date of the second quarter 2015. Specific revisions to the projected in-service date and resulting changes to the cost estimate subject to the $2.88 billion cost cap, net of the DOE Grants and excluding the Cost Cap Exceptions, are expected to be completed in late October 2014. The revised projected in-service date and updates to the cost estimate are expected to be reflected in the Kemper IGCC Project Monthly Status Report through September 2014, which Mississippi Power expects to file by the end of October 2014.
Mississippi Power does not intend to seek any rate recovery or joint owner contributions for any costs related to the construction of the Kemper IGCC that exceed the $2.88 billion cost cap, net of the DOE Grants and excluding the Cost Cap Exceptions.
Any further cost increases and/or extensions of the in-service date with respect to the Kemper IGCC may result from factors including, but not limited to, labor costs and productivity, adverse weather conditions, shortages and inconsistent quality of equipment, materials, and labor, contractor or supplier delay, non-performance under construction or other agreements, operational performance, operational readiness, including specialized operator training, unforeseen engineering or design problems, start-up activities for this first-of-a-kind technology (including major equipment failure and system integration), and/or operations. In subsequent periods, any further changes in the estimated costs to complete construction and start-up of the Kemper IGCC subject to the $2.88 billion cost cap, net of the DOE Grants and excluding the Cost Cap Exceptions, will be reflected in Southern

Company’s and Mississippi Power’s statements of income and these changes could be material.
The ultimate outcome of this matter cannot be determined at this time.
Exhibit

Exhibit 99.01
Kemper County Integrated Coal Gasification Combined Cycle Project Monthly Status Report through August 2014 to the Mississippi Public Service Commission submitted by Mississippi Power Company pursuant to Docket No. 2009-UA-14.

Cautionary Note Regarding Forward-Looking Statements

Certain information contained in this Current Report on Form 8-K and in the August 2014 PSC Report is forward-looking information based on current expectations and plans that involve risks and uncertainties. Forward-looking information includes, among other things, statements concerning the projected cost and schedule for the completion of construction and start-up of the Kemper IGCC. Southern Company and Mississippi Power caution that there are certain factors that could cause actual results to differ materially from the forward-looking information that has been provided. The reader is cautioned not to put undue reliance on this forward-looking information, which is not a guarantee of future performance and is subject to a number of uncertainties and other factors, many of which are outside the control of Southern Company and Mississippi Power; accordingly, there can be no assurance that such suggested results will be realized. The following factors, in addition to those discussed in the Form 10-K and subsequent securities filings, could cause actual results to differ materially from management expectations as suggested by such forward-looking information: changes in tax and other laws and regulations to which Mississippi Power is subject as well as changes in application of existing laws and regulations; ability to control costs and avoid cost overruns during the development and construction of facilities, which include the development and construction of generating facilities with designs that have not been finalized or previously constructed, including changes in labor costs and productivity factors, adverse weather conditions, shortages and inconsistent quality of equipment, materials, and labor, contractor or supplier delay, non-performance under construction or other agreements, operational performance, operational readiness, including specialized operator training, unforeseen engineering or design problems, delays associated with start-up activities (including major equipment failure and system integration), and/or operations; ability to construct facilities in accordance with the requirements of permits and licenses, to satisfy any operational and environmental performance standards, including any Mississippi PSC requirements and the requirements of tax credits and other incentives, and to integrate facilities into the Southern Company system upon completion of construction; advances in technology; actions related to cost recovery for the Kemper IGCC, including actions relating to proposed securitization, Mississippi PSC approval of Mississippi Power’s proposed rate recovery plan, as ultimately amended, which currently includes the ability to complete the proposed sale of an interest in the Kemper IGCC to South Mississippi Electric Power Association, the ability to utilize bonus depreciation, which currently requires that assets be placed in service in 2014, and satisfaction of requirements to utilize investment tax credits and grants; Mississippi PSC review of the prudence of Kemper IGCC costs; the outcome of any legal or regulatory proceedings regarding the Mississippi PSC’s issuance of the Certificate of Public Convenience and Necessity for the Kemper IGCC, the settlement agreement between Mississippi Power and the Mississippi PSC, the March 2013 rate order approving retail rate increases consistent with the terms of the settlement agreement, or the State of Mississippi legislation designed to enhance the Mississippi PSC’s authority to facilitate development and construction of baseload generation in the State of Mississippi; and the ability of counterparties of Mississippi Power to make payments as and when due and to perform as required. Southern Company and Mississippi Power expressly disclaim any obligation to update any forward-looking information.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 2, 2014		THE SOUTHERN COMPANY
	By	/s/Melissa K. Caen
Melissa K. Caen Corporate Secretary
MISSISSIPPI POWER COMPANY
	By	/s/Melissa K. Caen
Melissa K. Caen Assistant Secretary

7